Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made as of the [Grant Date], between CuriosityStream Inc., a Delaware corporation (the “Company”), and [Grantee Name] (the “Grantee”).

WHEREAS, the Company maintains the CuriosityStream Inc. 2020 Omnibus Incentive Plan (the “Plan”), pursuant to which the Company may grant, among other awards, Restricted Stock Units, which are subject to certain forfeiture provisions and/or certain restrictions on transferability pursuant to the terms of the Plan (capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan);

WHEREAS, the Company desires to grant to the Grantee Restricted Stock Units as provided herein; and

NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. Grant of Restricted Stock Units. The Company grants to the Grantee [# RSUs granted] Restricted Stock Units on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Grantee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Restricted Stock Units, and rights hereunder, shall be retained by the Company.

2. Vesting. To the extent not previously forfeited and except as set forth in the Plan, the Restricted Stock Units shall become vested over four years in equal increments of 1/16th of the Restricted Stock Units on the last day of every third month, commencing with the first full month following the grant date, in each case, if the Grantee is continuously employed by the Company through the applicable vesting date. Except as provided in the Plan, in the event the Grantee’s employment terminates prior to the applicable vesting date, the Restricted Stock Units that would have vested on such date shall be forfeited by the Grantee.

3. Settlement. Subject to Section 6, Section 8, and as otherwise provided in the Plan, the Company shall deliver to the Grantee one Share in settlement of each Restricted Stock Unit that has vested as provided in Section 2 on the vesting date (or within 30 days thereafter) (the “Settlement Date”), by either, (x) issuing one or more certificates evidencing the Share to the Grantee or (y) registering the issuance of the Share in the name of the Participant through a book entry credit in the records of the Company’s transfer agent. No fractional Shares shall be issued in settlement of Restricted Stock Units. Fractional Restricted Stock Units shall be settled through a cash payment equal to the Fair Market Value of a Share on the settlement date. The issuance and transfer of Shares in connection with the Restricted Stock Units shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

4. Non-Assignability. The Restricted Stock Unit shall not be transferable by the Grantee, except as the Plan or this Agreement may otherwise provide.

5. No Shareholder Rights. The Grantee shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to the Grantee.

6. Withholding. In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, the Company or any Affiliate employing the Grantee shall have the right to withhold from the Grantee, or otherwise require the Grantee or an assignee to pay, any such required withholding obligations arising as a result of grant or vesting and settlement of the Restricted Stock Units or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such withholding obligations from any payment of any kind otherwise due to the Grantee or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such withholding obligations.

7. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	CuriosityStream Inc.
8484 Georgia Ave., Ste. 700
Silver Spring, MD 20910
Attn: General Counsel

And to the Grantee at the most recent address Grantee has provided to the Company. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

8. Specified Employee Delay. If the Grantee is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Company, at a time when the Grantee becomes eligible for settlement of the Restricted Stock Units upon his or her “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Grantee’s “separation from service” and (b) the Grantee’s death.

9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

10. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12. Recoupment. The Restricted Stock Units (and gains earned or accrued in connection with the Restricted Stock Units) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board (or committee thereof) from time to time. Any such policies may (in the discretion of the Administrator or the Board) be applied to the Restricted Stock Units at the time of adoption of such policies, or on a prospective basis only. The Grantee shall also forfeit and disgorge to the Company the Restricted Stock Units and any gains earned or accrued due to the sale of any Company Common Stock to the extent required by applicable law or as required by any stock exchange or quotation system on which the Company Common Stock is listed or quoted, in each case in effect on or after the Effective Date, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. The implementation of policies and procedures pursuant to this Section 12 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

13. Authorization To Share Personal Data. The Grantee authorizes the Company and any Affiliate of the Company that employs the Grantee or that otherwise has or lawfully obtains personal data relating to the Grantee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

14. No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

15. Waiver; Amendment. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

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IN WITNESS WHEREOF, the Company and the Grantee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, as of the day and year first above written.

CURIOSITYSTREAM INC.	GRANTEE

By:
Its:

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